Exhibit 107

Calculation of Filing Fee Tables

           F-1

(Form Type)

Shengfeng Development Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered	Unit	Price(1)	Fee Rate	Fee
	Equity	Ordinary shares, par value $0.0001 per share(2)	Rule 457(a)	9,200,000	$5.00	$46,000,000	0.0000927	$4,264.20
Fees to Be Paid	Equity	Representative’s warrants(3)	Rule 457(g)	–	–	–	–	–
	Equity	Ordinary shares underlying the representative’s warrants	Rule 457(a)	552,000	$6.00	$3,312,000	0.0000927	$307.02
	Total Offering Amounts					$58,656,000		$4571.22
	Total Fees Previously Paid							$5437.41
	Total Fee Offset							$866.19
	Net Fee Due							$0.00

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes ordinary shares that may be purchased by the underwriters pursuant to their option to purchase additional ordinary shares to cover over-allotment, if any.

(2)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)

The Registrant will issue to the representative of the several underwriters warrants to purchase a number of ordinary shares equal to an aggregate of 6% of the ordinary shares sold in the offering, excluding any ordinary shares issued upon exercise of the underwriters’ over-allotment option. The exercise price of the representative’s warrants is equal to 120% of the offering price of the ordinary shares offered hereby. The representative’s warrants will be exercisable from the effective date of the registration statement of which the prospectus forms a part, and will expire on the first-year anniversary of the effective date of the registration statement of which this prospectus forms a part. Such warrants shall be exercisable cashless during this one-year period.

In accordance with Rule 457(g) under the Securities Act, because the Registrant’s ordinary shares underlying the representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.